                                                                   EXHIBIT 10.17

                          LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated September 30, 1997, is made by the WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY, a public body corporate and politic with perpetual corporate succession, constituting an instrumentality of the State of Washington, as issuer ("Issuer"), INTRACEL CORPORATION (the "Borrower"), a Delaware corporation qualified to do business in Washington having its principal place of business and chief executive office at 2005 Northwest Sammamish Road, Issaquah, Washington 98027, and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation (the "Lender"), having its principal office at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018.

     WHEREAS, the Issuer is authorized under the laws of the State, including Revised Code of Washington Chapter 43.163 (the "Act"), to issue nonrecourse revenue bonds in the name of the Issuer and loan the proceeds of such bonds to eligible borrowers to finance "project costs" (as defined in RCW
43.163.010(12)), which includes, among other things, the acquisition of equipment; and

     WHEREAS, the definition of "bonds" under RCW 43.163.010(2) also includes notes, lines of credit and other financial arrangements, and, in relation thereto, the Issuer is authorized to enter into "financing documents" (as defined in RCW 43.163.010(9)) necessary or convenient for purposes of financing project costs; and

     WHEREAS, in accordance with the Act, Issuer proposes to issue its Economic Development Revenue Bond, Series 1997-E (Intracel Corporation Project) (the "Bond") to Lender, the borrowings under which shall be loaned by the Issuer to Borrower in two installments and used by Borrower to finance all or a portion of the Project (as hereinafter defined) pursuant to this Agreement; and

     WHEREAS, Borrower proposes to borrow the proceeds of the Loan (as hereinafter defined) upon the terms and conditions set forth herein to finance all or a portion of the Project, which shall be located entirely within Issaquah, Washington; and

     WHEREAS, Borrower shall make Loan Payments (as hereinafter defined) directly to the Debt Service Fund established in the name of Lender, as assignee of Issuer and as holder of the Bond; and

     WHEREAS, this Agreement shall not be deemed to constitute a debt or liability or moral obligation of the Issuer or the State or any political subdivision thereof, or a pledge of the faith and credit of the Issuer or the State or any political subdivision thereof, but shall be a special obligation payable solely from the Loan Payments payable hereunder by Borrower to Lender, as assignee of Issuer;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender, Issuer and Borrower agree as follows:




--------------------------------------------------------------------------------
1 - LOAN AND SECURITY AGREEMENT

     1. DEFINITIONS. As used herein, the following terms shall have the following meanings, and shall be equally applicable to both the singular and plural forms of the terms defined:

     SECTION 1.1.  DEFINED TERMS.

          Bond means the Washington Economic Development Finance Authority Economic Development Revenue Bond, Series 1997-E (Intracel Corporation Project), in the form attached hereto as Exhibit B.

          Bond Counsel means any nationally recognized counsel experienced in matters for municipal law acceptable to Issuer and Lender.

          Business Day shall mean any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York City.

          Code means the Internal Revenue Code of 1986, as amended, and United States Treasury Regulations promulgated thereunder.

          Collateral means the collateral pledged by Borrower to Lender to secure the Loan, as described in Section 2 and Exhibit D hereof.

          Debt Service Fund means Account No. 55-75427 ABA Routing Number 071-000-013, at The First National Bank of Chicago, into which Borrower will make payments as required by this Agreement. The Debt Service Fund shall constitute a special fund pursuant to RCW 43.163.130(3). Amounts deposited by Borrower into the Debt Service Fund shall be applied towards Obligations due hereunder.

          Determination of Taxability means any determination, decision or decree by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction, or an opinion obtained by Lender of counsel qualified in such matters, that an Event of Taxability shall have occurred. A Determination of Taxability also shall be deemed to have occurred on the first to occur of the following:

          (a) the date when Borrower files any statement, supplemental statement, or other tax schedule, return or document, which discloses that an Event of Taxability shall have occurred; or

          (b) the effective date of any federal legislation enacted after the date of this Agreement or promulgation of any income tax regulation or ruling by the Internal Revenue Service that causes an Event of Taxability after the date of this Agreement.

          Event of Default shall mean any event specified in Section 6 of this Loan.

          Event of Taxability means: (i) any act, failure to act or use of the proceeds of the Loan, (ii) any change in the use of the Project, (iii) any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Agreement or the Tax Regulatory Agreement by Issuer or Borrower, or (iv) the enactment of any federal legislation after the date of this Agreement



--------------------------------------------------------------------------------
2 - LOAN AND SECURITY AGREEMENT
or the promulgation of any income tax regulation or ruling by the Internal Revenue Service after the date of this Agreement, any one or more of which causes the interest on the Bond to become includable in Lender's gross income for federal income tax purposes.

          GAAP shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

          Gross-Up Rate means, with respect to any Interest payment (including payments made prior to the Event of Taxability), the rate necessary to calculate an additional payment in an amount sufficient such that the sum of the Interest payment plus the additional payments would, after reduced by the federal tax (including interest and penalties) actually imposed thereon, equal the amount of the Interest payment.

          Interest means the portion of any payment from Borrower designated as and comprising interest on the Loan and on the Bond.

          Issuer means the Washington Economic Development Finance Authority, a public body corporate and politic with perpetual corporate succession, constituting an instrumentality of the State, acting as issuer under this Agreement.

          Loan means the loan from Issuer to Borrower pursuant to this Agreement.

          Loan Documents shall mean, collectively, this Agreement, the Bond, and each other document, agreement, certificate and instrument executed by the Borrower and delivered to the Lender in connection herewith and therewith, as the same may be modified, extended, restated or supplemented from time to time.

          Loan Payments means the loan payments payable by Borrower pursuant to the provisions of this Agreement as specifically set forth in Exhibit B hereto. As provided in Section 3 hereof, Loan Payments shall be payable by Borrower directly to Lender, as assignee of Issuer and holder of the Bond, in the amounts of Principal and Interest due on the Loan.

          Material Adverse Change shall mean, with respect to any Person, a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person and its subsidiaries, taken as a whole.

          Material Adverse Effect shall mean, with respect to any Person, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person and its subsidiaries, taken as a whole.

          Obligations shall mean all indebtedness, obligations and liabilities of the Borrower under this Agreement, whether on account of Principal, Interest, indemnities, fees (including, without limitation, attorneys' fees, remarketing fees, origination fees, collection fees and all other professionals' fees), costs, expenses, taxes or otherwise.


--------------------------------------------------------------------------------
3 - LOAN AND SECURITY AGREEMENT

        Opinion of Bond Counsel means a written opinion of Bond Counsel addressed to Issuer and Lender that the action proposed to be taken will not adversely affect the validity of the Bond or the exclusion from gross income for federal income tax purposes of Interest of the Bond.

        Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and the successors, heirs and assigns of each.

        Principal means the portion of any payment from Borrower designated as and comprising part or all of the principal of the Loan and the Bond.

        Project means the acquisition and installation of equipment to be used in connection with Borrower's operation, which project is described in Exhibit A hereto.

        Project Costs means the costs of completing the Project, including costs of issuance of the Bond, which Project Costs are set forth in Exhibit A hereto.

        Resolution means, collectively, Resolution No. W-96-013, dated December 10, 1996, and Resolution No. W-97-021, dated September 10, 1997, adopted by the Issuer and pursuant to which the Bond will be issued and this Agreement will be authorized.

        Retained Rights means the Issuer's rights to receipt of fees, reimbursement of costs, and indemnification as set forth in this Agreement.

        State means the State of Washington.

        Tax Regulatory Agreement means the Tax Regulatory Agreement of even date herewith among Borrower, Issuer and Lender, as such Tax Regulatory Agreement may be amended from time to time in accordance with its terms.

        UCC means the Uniform Commercial Code as adopted and in effect in the State.

        SECTION 1.2 EXHIBITS. The following exhibits are attached hereto and made a part hereof:

        Exhibit A:      Form of Schedule of Project Loan Payments describing the
                        Project and setting forth the Loan Payments and Prepayment Prices.

        Exhibit B:      Form of Bond.

        Exhibit C:      Forms of Requisition.

        Exhibit D:      Description of Collateral Pledged to Secure Loan.

        Exhibit E:      Form of opinion of counsel to Borrower.

        Exhibit F:      Form of opinion of Bond Counsel.


-------------------------------------------------------------------------------
4 - LOAN AND SECURITY AGREEMENT

        2. CREATION OF SECURITY INTEREST; COLLATERAL. The Borrower hereby assigns and grants to the Lender a lien on and security interest in, all the Borrower's right, title and interest in and to all the following collateral (the "Collateral"), to secure the payment and performance of all the Obligations. The Collateral consists of all equipment set forth on Exhibit D hereto (the "Equipment"), together with all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements and repairs, improvements and replacements thereof or thereto, and any and all proceeds thereof, including, without limitation, proceeds of insurance. Borrower intends that the security interest granted herein shall have first priority over all others.

        3.      FINANCING OF PROJECT AND TERMS OF LOAN.

                3.1 BORROWING; ISSUANCE OF BOND; AGREEMENT TO CONSTITUTE CONTRACT. To provide funds to pay for Project Costs, Issuer hereby agrees to borrow an amount of up to $1,500,000 from Lender and loan the proceeds of that borrowing to Borrower. Such borrowing shall only be pursuant to requisitions submitted by Borrower to Issuer in the form attached hereto as Exhibit C2. As evidence of this indebtedness, Issuer will issue its Washington Economic Development Finance Authority Economic Development Revenue Bond, Series 1997-E (Intracel Corporation Project). This Agreement shall constitute a contract between Issuer, Borrower and Lender, as holder of the Bond. The parties covenant that they will abide by the terms of this Agreement and the Bond.

                3.2 DESCRIPTION OF THE BOND. The Bond shall be issued as a single bond in registered form as set forth in Exhibit B attached hereto. The Bond shall mature, and Principal of, premium (if any) and Interest on the Bond shall be payable as set forth herein. A single Bond will be issued to avoid the execution of individual bonds or promissory notes for each advance by the Lender to the Issuer for the benefit of the Borrower. The Bond and all obligations of Issuer under or with respect to the Bond and this Agreement are limited obligations of Issuer payable solely out of the Loan Payments made by Borrower for deposit to the Debt Service Fund and other Collateral specifically pledged hereunder. No recourse shall be had against any other properties, funds or assets of Issuer for the payment of any amounts owing with respect to the Bond or this Agreement. The Bond, this Agreement and the obligations of Issuer under or with respect thereto do not constitute or create a charge against Issuer or create an indebtedness of Issuer within the meaning of any constitutional debt limitation. Holders of the Bond shall have no right to compel the payment of any amounts owing under or with respect to the Bond or this Agreement out of any funds or other assets of Issuer or the State. Issuer's agents, including the person(s) executing this Agreement or the Bond, shall not be subject to any personal liability for any reason relating to the issuance of the Bond or the performance of any obligations under or with respect to this Agreement.

IN ACCORDANCE WITH RCW 43.163.140(1), THE BOND IS NOT A GENERAL, SPECIAL OR MORAL OBLIGATION OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF, NOR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OR ANY POLITICAL SUBDIVISION THEREOF. THE BOND IS A SPECIAL NONRECOURSE REVENUE OBLIGATION OF THE ISSUER, SECURED BY AND PAYABLE SOLELY FROM THE SPECIAL FUND OR FUNDS CREATED BY THE ISSUER FOR THEIR REPAYMENT. THE ISSUER HAS NO TAXING POWER.


-------------------------------------------------------------------------------
5 - LOAN AND SECURITY AGREEMENT

          3.3 ACQUISITION OF PROJECT. Borrower shall acquire the Project and shall bear the risk with respect to any loss or claim relating to any portion of the Project and shall be liable in respect of its duties and obligations in accordance with any contract entered into in connection with the Project, and neither Lender nor Issuer shall assume any such liability or risk of loss.

          3.4 LOAN. Issuer hereby agrees, subject to the terms and conditions of this Agreement and the Resolution, to borrow from Lender and loan to Borrower an amount of $1,500,000 for the purpose of financing Project Costs. Issuer's obligation to Lender shall be evidenced by the Bond described in Section 3.2 above. The borrowing and the Loan will be in two installments, the first of which will be in an aggregate principal amount of $713,339.49 and will take place on the date of execution and delivery of this Agreement. The second installment will be for the balance and will take place on or about November 25, 1997 (but not later than December 1, 1997); provided, however, that the second installment shall not be funded unless and until Issuer has received a written statement from Bond Counsel that the average life of the Bond will not be greater than 120% of the reasonably expected useful life of (1) the assets to be financed with such installment, and (2) the assets financed with proceeds derived from the first installment. Borrower hereby agrees, subject to the terms and conditions of this Agreement, to borrow such amount from Issuer and to pay all Obligations hereunder. Lender will advance funds necessary to make Loan installments directly to Borrower pursuant to requisitions submitted by Issuer and Borrower, which requisitions shall be in the forms of Exhibits C1 and C2 attached hereto. Issuer's obligation to issue the Bond, Lender's obligation to provide financing for the Loan, and Borrower's obligation to repay the Loan, shall commence on the date hereof.

          3.5 INTEREST. The principal amount of the Bond and the Loan hereunder outstanding from time to time shall bear interest (computed on the basis of actual days elapsed in a 360-day year) as follows. Interest on the first Loan installment and that portion of the Bond relating thereto shall accrue from September 30, 1997 at a rate of 10.946%. Interest on the second Loan installment and that portion of the Bond relating thereto shall accrue from the date that funds are advanced by Lender to Issuer and loaned by Issuer to Borrower at an interest rate to be established by Lender of not less than ten percent (10%) and not greater than twelve percent (12%). Notwithstanding the foregoing, upon any Determination of Taxability, Interest shall accrue at the Gross-Up Rate.

          3.6 PAYMENTS. Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer's assignee and holder of the Bond. Borrower shall pay Loan Payments in the amounts and on the dates set forth in Exhibit A hereto.

As security for its obligation to pay the principal of, premium, if any, and interest on the Bond, Issuer assigns to Lender all of Issuer's right to receive Loan Payments from Borrower hereunder, all of Issuer's rights hereunder (except for Retained Rights). Lender agrees to accept Loan Payments and other payments made by Borrower hereunder (and proceeds, if any, of the Collateral) in satisfaction of Issuer's corresponding obligations on the Bond. No provision, covenant or agreement contained in this Agreement or any obligation herein imposed on Issuer, or the breach thereof, shall constitute or give rise to or impose upon Issuer a pecuniary liability, a charge upon its general credit or a pledge of its general revenues. Issuer has no taxing power. In making the agreements, provisions and covenants set forth in this Agreement, Issuer has not obligated itself except with respect to its representations and warranties herein and the application by Issuer of the Loan Payments to be paid by Borrower. All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America by

--------------------------------------------------------------------------------
6 - LOAN AND SECURITY AGREEMENT
corporate check or wire transfer to the Debt Service Fund. No recourse shall be had by Lender or Borrower for any claim based on this Agreement or the Tax Regulatory Agreement against Issuer or any director, officer, employee or agent of Issuer alleging personal liability, on the part of such person, unless such claim is based on the willful dishonesty of or intentional violation of law by such person.

          3.7 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be.

          3.8 LOAN PAYMENTS TO BE UNCONDITIONAL. The obligations of Borrower to make the Loan Payments required hereunder and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Project to be completed, any defects, malfunctions, breakdowns or infirmities in the Project or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and any of Issuer, Lender, or any other person, Borrower shall make all Loan Payments when due and shall not withhold any Loan Payments pending final resolution of such dispute, nor shall Borrower assert any right of set-off or counterclaim against its obligation to make such payments required under this Agreement.

          3.9 PREPAYMENT. Borrower shall have the right to prepay the Loan and direct Issuer to optionally redeem the Bond in full. The prepayment amount shall be paid by Borrower to Lender in an amount equal to the present value of all remaining unpaid Loan Payments discounted at a rate of six percent (6%) per annum.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER. Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:

          (a) Issuer is a public body corporate and politic with perpetual corporate succession, constituting an instrumentality of the State.

          (b) Issuer is authorized under the laws of the State to enter into this Agreement, the Tax Regulatory Agreement and the transactions contemplated hereby, to issue the Bond and to perform all of its obligations hereunder.

          (c) Issuer has duly authorized the execution and delivery of this Agreement, the Bond and the Tax Regulatory Agreement under the terms and provisions of the resolution of its governing body or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of this Agreement, the Bond and the Tax Regulatory Agreement against Issuer.

          (d) The officer of Issuer executing this Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Bond and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Issuer's governing body, or by other appropriate official action.

--------------------------------------------------------------------------------
7 - LOAN AND SECURITY AGREEMENT

          (e) This Agreement, the Bond and the Tax Regulatory Agreement are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors' rights.

          (f) Issuer has assigned to Lender all of Issuer's rights in the Project and this Agreement (except for Retained Rights) including the assignment of all rights in the security interest granted to Issuer by Borrower.

          (g) Issuer will not pledge, mortgage or assign this Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof.

          (h) Issuer will submit or cause to be submitted to the Secretary of the Treasury a Form 8038 (or other information reporting statement) at the time and in the form required by the Code.

          (i) The financing of the Project has been approved by the "applicable elected representative" (as defined in Section 147(f) of the Code) of Issuer after a public hearing held upon reasonable notice.

     5.   THE BORROWER'S REPRESENTATIONS AND WARRANTIES.

          5.1 GOOD STANDING; QUALIFIED TO DO BUSINESS. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the requisite power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged and (c) is duly qualified and authorized to do business in the State and is in good standing in every jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on (i) the Borrower, (ii) the Borrower's ability to perform its obligations under the Loan Documents or (iii) the rights of the Lender hereunder.

          5.2 DUE EXECUTION, ETC. The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party are within the powers of the Borrower, do not contravene the original documents, if any, of the Borrower, and do not (a) violate any law or regulation, or any order or decree of any applicable court or governmental authority, (b) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or any of its properties, or (c) require the consent, authorization by or approval of or notice to or filing or registration with any governmental authority or other Person, other than those that have been obtained or made. This Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered hereunder or thereunder, will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' right, generally and by general principles of equity.

          5.3 SOLVENCY; NO LIENS. The Borrower is solvent, is paying its debts as they become due and has sufficient capital to conduct its business; the fair saleable value of the Borrower's assets is in excess of the total amount of its liabilities (including contingent liabilities) as they become absolute and

--------------------------------------------------------------------------------

8 - LOAN AND SECURITY AGREEMENT
matured; the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral (subject to subordinated liens therein in accordance with any subordination agreement approved by Lender); and the Borrower is, or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of any other Person.

          5.4 NO JUDGMENTS, LITIGATION. No judgments are outstanding against the Borrower nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower except judgments and pending or threatened litigation, contested claims and governmental proceedings which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

          5.5 NO DEFAULTS. The Borrower is not in default under any material contract, lease, or commitment to which it is a party or by which it is bound or the Borrower has received duly executed waivers for any of such defaults in form and substance satisfactory to the Issuer and Lender. The Borrower knows of no dispute regarding any contract, lease, or commitment to which the Borrower is a party which could have a Material Adverse Effect on the Borrower.

          5.6 COLLATERAL LOCATIONS. On the date hereof, the Collateral is located at the place or places of business specified in Exhibit D hereto.

          5.7 NO EVENTS OF DEFAULT. No Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          5.8 NO LIMITATION ON LENDER'S RIGHTS. Except as permitted herein, none of the Collateral is subject to contractual obligations that may restrict or inhibit the Lender's rights or abilities to sell or dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

          5.9 PERFECTION AND PRIORITY OF SECURITY INTEREST. This Agreement creates a valid and, upon completion of all required filings of financing statements, a perfected and first priority and security interest in the Collateral, securing the payment of all the Obligations.

          5.10 MODEL AND SERIAL NUMBERS. Exhibit D hereto sets forth the true and correct model number and serial number of each item of equipment that constitutes Collateral.

     6.   COVENANTS OF THE BORROWER.

          6.1 EXISTENCE, ETC. The Borrower will maintain its existence and its current yearly accounting cycle; shall maintain in full force and effect all licenses, bonds, franchises, leases, trademarks, patents, contracts and other rights where the failure to so maintain would have a Material Adverse Effect; shall continue in, and limit its operations to, the same general lines of business as those presently conducted by it; and shall comply with all applicable laws and regulations of any federal, state or local governmental authority, except for such laws and regulations the violations of which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

--------------------------------------------------------------------------------

9 - LOAN AND SECURITY AGREEMENT

     6.2 NOTICE TO THE LENDER. As soon as possible, and in any event within five days after the Borrower learns of the following, the Borrower will give written notice to the Lender of (a) any proceeding instituted or threatened to be instituted by or against the Borrower in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) the occurrence of any Material Adverse Change with respect to the Borrower and (c) the occurrence of any Event of Default or event or condition which, with notice or lapse of time or both, would constitute an Event of Default, together with a statement of the action which the Borrower has taken or proposes to take with respect thereto.

     6.3 MAINTENANCE OF BOOKS AND RECORDS. The Borrower will maintain books and records pertaining to the Collateral in such detail, form and scope as the Lender shall require in its commercially reasonable judgment. The Borrower agrees that the Lender or its agents (at Lender's cost and expense so long as no Event of Default shall have occurred and be continuing) may enter upon the Borrower's premises at any time and from time to time during normal business hours, and at any time on and after the occurrence of an Event of Default, for the purpose of inspecting the Collateral and any and all records pertaining thereto.

     6.4 INSURANCE. The Borrower will maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times reasonably satisfactory to the Lender. All such policies shall be made payable to the Lender, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Lender may reasonably require to protect the Lender's interests in the Collateral and to any payments to be made under such policies. True copies of all original insurance policies are to be delivered to the Lender, premium prepaid, with the loss payable endorsement in the Lender's favor, and shall provide for not less than thirty days' prior written notice to the Lender, of any material alteration, as determined in the sole discretion of the Lender, or cancellation of coverage. If the Borrower fails to maintain such insurance, the Lender may arrange for (at the Borrower's expense and without any responsibility on the Lender's part for) obtaining the insurance. Unless the Lender shall otherwise agree with the Borrower in writing, the Lender shall have the sole right, in the name of the Lender or the Borrower, to file claims under any insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     6.5 TAXES. The Borrower will pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed against the Borrower or the Collateral other than taxes that are being diligently contested in good faith by the Borrower by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by the Borrower in accordance with GAAP. If any taxes remain unpaid after the date fixed for the payment thereof, or if any lien shall be claimed therefor, and such taxes are not being diligently contested in good faith by the Borrower, then, upon notice to the Borrower, but on the Borrower's behalf, the Lender may pay such taxes, and the amount thereof shall be included in the Obligations.

     6.6 BORROWER TO DEFEND COLLATERAL AGAINST CLAIMS; FEES ON COLLATERAL. The Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Borrower will not permit any notice creating or otherwise relating to

--------------------------------------------------------------------------------

10 - LOAN AND SECURITY AGREEMENT
liens on the Collateral or any portion thereof to exist or be on file in any public office. The Borrower shall promptly pay, when due, all transportation, storage and warehousing charges and license fees, registration fees, assessments, charges, permit fees and taxes (municipal, state and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale or use of the Collateral, excluding, however, all taxes on or measured by the Lender's income.

        6.7 NO CHANGE OF LOCATION, STRUCTURE OR IDENTITY. The Borrower will not (a) change the location of its chief executive office or establish any place of business other than those specified herein or (b) move or permit the movement of any Collateral from the location specified in Exhibit D hereto, except that the Borrower may change its chief executive office, establish any other place of business, and keep Collateral at other locations within the United States provided that the Borrower has delivered to the Lender (i) prior written notice thereof and (ii) duly executed financing statements and other agreements and instruments (all in form and substance satisfactory to the Lender) necessary to perfect and maintain in favor of the Lender a first priority security interest in the Collateral. Notwithstanding anything to the contrary in the immediately preceding sentence, the Borrower may keep any Collateral consisting of motor vehicles or rolling stock at any location in the United States provided that the Lender's security interest in any such Collateral is conspicuously marked on the certificate of title thereof and the Borrower has complied with the provisions of Section 4.9.

        6.8 USE OF COLLATERAL; LICENSES. The Collateral shall be operated by competent, qualified personnel in connection with the Borrower's business purposes, for the purpose for which the Collateral was designed and in accordance with applicable operating instructions, laws and government regulations, and the Borrower shall use every reasonable precaution to prevent loss or damage to the Collateral from fire and other hazards. The Collateral shall not be used or operated for personal, family or household purposes. The Borrower shall procure and maintain in effect all orders, licenses, certificates, permits, approvals and consents required by federal, state or local laws or by any governmental body, agency or authority in connection with the delivery, installation, use and operation of the Collateral.

        6.9 FURTHER ASSURANCES. The Borrower will, promptly upon request by the Lender, execute and deliver any document required by the Lender (including, without limitation, warehouseman or processor disclaimers, mortgagee waivers, landlord disclaimers, or subordination agreements with respect to the Obligations and the Collateral), give any notices, execute and file any financing statements, mortgages or other documents (all in form and substance reasonably satisfactory to the Lender), mark any chattel paper, deliver any chattel paper or instruments to the Lender, and take any other actions that are necessary or, in the commercially reasonable judgment of the Lender, desirable to perfect or continue the perfection and priority of the Lender's security interest in the Collateral, to protect the Collateral against the rights, claims, or interests of any Persons, or to effect the purposes of this Agreement. The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. To the extent required under this Agreement, the Borrower will pay all reasonable costs and expenses (including attorneys' fees) incurred in connection with any of the foregoing.


-------------------------------------------------------------------------------
11-LOAN AND SECURITY AGREEMENT

        6.10 NO DISPOSITION OF COLLATERAL. The Borrower will not in any way hypothecate or create or permit to exist any lien, security interest, charge or encumbrance on or other interest in any of the Collateral, except for the lien and security interest granted hereby, and the Borrower will not sell, transfer, assign, pledge, collaterally assign, exchange or otherwise dispose of any of the Collateral without written notice to and consent of the Lender and an Opinion of Bond Counsel. In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Lender shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange or other disposition, and the Borrower will hold the proceeds thereof in a separate account for the benefit of the Lender. Following such a sale, the Borrower will transfer such proceeds to the Lender in kind.

        6.11 NO LIMITATION ON LENDER'S RIGHTS. The Borrower will not enter into any contractual obligations which may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any part thereof.

        6.12 PROTECTION OF COLLATERAL. The Lender shall have the right at any time to make any payments and do any other acts the Lender may deem necessary to protect its security interests in the Collateral, including, without limitation, the rights to satisfy, purchase, contest or compromise any encumbrance, charge or lien which, in the reasonable judgment of the Lender, appears to be prior to or superior to the security interests granted hereunder, and appear in and defend any action or proceeding purporting to affect its security interests in, or the value of, any, of the Collateral. The Borrower hereby agrees to reimburse the Lender for all reasonable payments made and reasonable expenses incurred in connection with the enforcement of this Agreement including fees, expenses and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for the Lender, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Agreement, and agrees it shall be bound by any payment made or act taken by the Lender hereunder absent the Lender's gross negligence or reckless or willful misconduct. The Lender shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

        6.13 DELIVERY OF ITEMS. The Borrower will promptly (but in no event later than one Business Day) after its receipt thereof, deliver to the Lender any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of the Borrower, or shall cause the issuer thereof to deliver any of the same directly to the Lender, in each case with any necessary endorsements in favor of the Lender.

        6.14 FUNDAMENTAL CHANGES. Without the prior written consent of the Lender (which consent shall not be unreasonably withheld) and an Opinion of Bond Counsel, the Borrower shall not merge or consolidate into any other Person, or amend or modify its name, status or existence, or sell or otherwise dispose of all or substantially all of its assets.

        6.15 SALE OF ASSETS. Borrower will not sell, lease, assign, transfer or otherwise dispose of any of the Collateral or any interest therein (whether in one transaction or in a series of transactions) unless Borrower replaces such Collateral with substitute property satisfactory to Lender in Lender's sole discretion and such substitute property is substituted in this Agreement and the related documents by

--------------------------------------------------------------------------------
12-LOAN AND SECURITY AGREEMENT
appropriate amendment prior to the date of such proposed sale. Borrower will not sell, lease, assign, transfer or otherwise dispose of Project components without an Opinion of Bond Counsel.

                6.16 PLACE OF BUSINESS. Borrower will not permit any of the Project to be moved outside the limits of Issaquah, Washington. Borrower will not permit any of the Collateral or any records pertaining to the Collateral to be moved outside the locations of such items on the date of issuance of the Bond.

                6.17 PROJECT A "MANUFACTURING FACILITY." Borrower owns or will own the Project and intends to operate the Project, or cause the Project to be operated, in conformance with the Act and as a "manufacturing facility," within the meaning of Section 144(a)(12)(C) of the Code, until the date on which all of the Loan Payments have been fully paid.

                6.18 TAX EXEMPT BORROWINGS. The aggregate authorized face amount of the Bond allocated to any test-period beneficiary, when increased by the outstanding tax-exempt facility-related bonds of such test-period beneficiary, does not exceed $40,000,000, all within the meaning of Section 144(a)(10) of the Code. The aggregate amount of capital expenditures with respect to any facilities located within Issaquah, Washington whose principal user is the Borrower or an entity or person related to the Borrower to be paid or incurred during the six-year period beginning September 30, 1994 and ending September 30, 2000 shall not exceed $10,000,000, all within the meaning of
Section 144(a)(4) of the Code.

                6.19 PRESERVATION OF TAX EXEMPT STATUS. Borrower will not take any action that would cause the Interest on the Bond to become includable in gross income of the holder thereof for federal income tax purposes under the Code, and Borrower will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that such Interest does not become includable in gross income of the holder thereof for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

                6.20 ASSIST ISSUER. Borrower will aid and assist Issuer in connection with preparing and submitting to the Secretary of the Treasury a Form 8038 (or other applicable information reporting statement) at the time and in the form required by the Code.

                6.21 TAX REGULATORY AGREEMENT. Borrower will comply fully at all times with the Tax Regulatory Agreement, and Borrower will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

        7. FINANCIAL STATEMENTS. Until the payment and satisfaction in full of all Obligations, the Borrower shall deliver to the Lender the following financial information:

                7.1 ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 120 days after the end of each fiscal year of the Borrower and its consolidated subsidiaries, the consolidated balance sheet, income statement and statements of cash flows and shareholders equity for the Borrower and its consolidated subsidiaries (the "Financial Statements") for such year, reported on by independent certified public accountants without an adverse qualification; and

-------------------------------------------------------------------------------
13-LOAN AND SECURITY AGREEMENT

                7.2 QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than 60 days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments and lack of footnote disclosure).

        8. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                (a) the Borrower shall fail to make any payment with respect to Obligations as required hereunder when payable or within three Business Days of when payable, whether at stated maturity, by acceleration or otherwise;

                (b) any representation or warranty made or deemed made by the Borrower under or in connection with any Loan Document shall prove to have been false or incorrect in any material respect when made;

                (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document (other than as set forth in Section 8(a)) to be performed or observed on its part, and such failure remains unremedied for the later of thirty days from (i) the date on which the Lender has given the Borrower written notice of such failure and (ii) the date on which the Borrower knew or should have known of such failure;

                (d) any material provision of any Loan Document to which the Borrower is a party shall for any reason cease to be valid and binding on the Borrower, or the Borrower shall so state in writing;

                (e) dissolution, liquidation, winding up or cessation of the Borrower's business, or the failure of the Borrower to pay its debts as they mature; or the admission in writing by the Borrower of its inability to pay its debts as they mature; or the calling of a meeting of the Borrower's creditors for purposes of compromising any of the Borrower's debts;

                (f) the commencement by or against the Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for ninety days following the commencement thereof, or any action by the Borrower is taken authorizing any such proceedings;

                (g) an assignment for the benefit of creditors is made by the Borrower, whether voluntary or involuntary, or the appointment of a trustee, custodian, receiver or similar official for the Borrower authorizing any such proceeding;

                (h) the Borrower shall (i) default in the payment of principal or interest on any indebtedness (other than the Obligations) in an amount in excess of $100,000 beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) default

-------------------------------------------------------------------------------
14-LOAN AND SECURITY AGREEMENT
in the observance or performance of any other agreement or condition relating to any such indebtedness beyond any grace period or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity.

          (i)  the Borrower suffers or sustains a Material Adverse Change;

          (j) any federal tax lien is filed of record against the Borrower and is not bonded or discharged within three Business Days;

          (k) any judgment in an amount in excess of $100,000 shall be rendered against the Borrower which shall not be stayed, vacated, bonded or discharged within sixty days;

          (l) any material covenant, agreement or obligation made by the Borrower and contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower shall deny or disaffirm the Obligations under any of the Loan Documents or any liens granted in connection therewith; or any liens granted on any of the Collateral in favor of the Lender shall be determined to be void, voidable or invalid, or are not given the priority contemplated by this Agreement;

          (m)  there is a change in the ownership of control of the Borrower; or

          (n)  an Event of Taxability shall occur.

     9. REMEDIES. If any Event of Default shall have occurred and be continuing:

          (a) The Lender may, without prejudice to any of its other rights under any Loan Document or applicable law, declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 8(f) hereof, in which case all Obligations shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment or protest, which are hereby expressly waived.

          (b) The Lender may take possession of the Collateral and, for that purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part thereof is, or may be placed, and remove the same.

          (c) The obligation of the Lender, if any, to give additional (or to continue) financial accommodations of any kind to the Borrower shall immediately terminate.

          (d) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (or in any other Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the "UCC") whether or not the UCC applies to the affected Collateral and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated

--------------------------------------------------------------------------------

15 - LOAN AND SECURITY AGREEMENT
by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (e) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by the Lender against the Obligations. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full and final payment of all the Obligations shall be promptly paid over to the Borrower or to such other Person to which the Lender may be required under applicable law, or directed by a court of competent jurisdiction, to make payment of such surplus.

     10.  MISCELLANEOUS PROVISIONS.

          10.1 NOTICES. Except as otherwise provided herein, all notices, approvals, consents, correspondence or other communications required or desired to be given hereunder shall be given in writing and shall be delivered by overnight courier, hand delivery or certified or registered mail, postage prepaid, if to the Issuer, then to Washington Economic Development Finance Authority, 2001 Sixth Avenue, Suite 2700, Seattle, WA 98121, Attn: Executive Director, if to the Lender, then to Technology Finance Division, 406 Farmington Avenue, Farmington, Connecticut 06032, Attention: Assistant Vice President, Lease Administration, with a copy to the Lender at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018, Attention: Legal Department or such other address as shall be designated by the Lender to the Borrower in accordance herewith, and if to the Borrower, then to 2005 Northwest Sammamish Road, Issaquah, Washington 98027, Attention: Matthew L. Root, Chief Financial Officer, or such other address as shall be designated by the Borrower to the Lender in accordance herewith. All such notices and correspondence shall be effective when received.

     10.2 BORROWER REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable, under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Lender of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     10.3 LENDER APPOINTED ATTORNEY-IN-FACT. The Borrower hereby irrevocably appoints the Lender the Borrower's attorney-in-fact, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the discretion of the Lender, to take any

--------------------------------------------------------------------------------

16 - LOAN AND SECURITY AGREEMENT
action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to the Lender hereunder;

          (b) upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above; and

          (d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

     10.4 HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     10.5 ASSIGNMENTS. The Borrower shall not have the right to assign its obligations under this Agreement or any interest therein. The Lender may not assign its rights or delegate its obligations under the Bond or this Agreement except as permitted by this Agreement and the Bond. The Bond may be transferred by Lender if Lender delivers the following to Issuer: (i) an opinion of nationally recognized bond counsel to Issuer to the effect that such transfer and reregistration will not violate the registration requirements of federal or State securities laws, and (ii) an investment letter in substantially the same form as delivered to Issuer by Lender on the Closing Date executed by the proposed new owner of the Bond. Any attempt by Lender to transfer any interest in the Bond to any other person shall be void, and in such event Lender shall defend, indemnify and hold harmless the Issuer against any claims relating to any such transfer. In no event shall any transfer of the Bond result in the Bond being owned by more than one owner. In addition to the foregoing, no such transfer of the Bond or assignment of this Agreement by Lender shall be effective unless and until Issuer and Borrower shall have received notice of the transfer or assignment disclosing the name and address of the assignee or subassignee. Upon receipt of notice of assignment, Borrower will reflect in a book entry the assignee designated in such notice of assignment, and shall agree to make all payments to the assignee designated in the notice of assignment, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Issuer and Borrower may from time to time have against Lender or the assignee. Borrower agrees to execute all documents, including notices of assignment and chattel mortgages or financing statements, which may be reasonably requested by Lender or its assignee to protect their interest in the Collateral and in this Agreement. Notwithstanding the foregoing, Lender agrees that it will not make any such assignment or transfer under this section to a direct competitor of Borrower without Borrower's express written consent.

     10.6 AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this

--------------------------------------------------------------------------------
17 - LOAN AND SECURITY AGREEMENT

Agreement shall be effective only by a writing signed by the Issuer, Lender and Borrower and shall bind and benefit the parties and their respective successors and assigns, subject, in the case of the Borrower, to the first sentence of
Section 10.5. Acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

          10.7 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Obligations, (b) be binding upon the Borrower and its successors and assigns and (c) inure, together with the rights and remedies of the Issuer and Lender hereunder, to the benefit of the Issuer and Lender and their respective successors, transferees and assigns.

          10.8 REINSTATEMENT. To the extent permitted by law, this Agreement and the rights and powers granted to the Issuer and Lender hereunder and under the Loan Documents shall continue to be effective or be reinstated if at any time any amount received by the Issuer and Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          10.9 SURVIVAL OF PROVISIONS. All representations, warranties and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Obligations secured hereby.

          10.10 INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, agents, employees and counsel from and against any and all costs, expenses, claims, or liability incurred by the Lender or such Person hereunder and under any other Loan Document or in connection herewith or therewith, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Lender or such Person.

          10.11 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

          10.12 VENUE; SERVICE OF PROCESS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF WASHINGTON SITUATED IN KING COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE WESTERN DISTRICT OF WASHINGTON, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (A) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN

--------------------------------------------------------------------------------
18 - LOAN AND SECURITY AGREEMENT

SUCH RESPECTIVE JURISDICTIONS AND (B) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM OR CROSS-CLAIM. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION 10 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

     10.13 DELAYS; PARTIAL EXERCISE OF REMEDIES. No delays or omission of the Lender to exercise any right hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

     10.14 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     10.15 ENTIRE AGREEMENTS. The Issuer, Borrower and Lender agree that this Agreement and the Exhibits hereto are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above and to be accepted by its duly authorized officer.


--------------------------------------------------------------------------------
19 - LOAN AND SECURITY AGREEMENT

WASHINGTON ECONOMIC DEVELOPMENT
FINANCE AUTHORITY

By: /s/ WILLIAM A. GLASSFORD
    -------------------------------
        William A. Glassford, Chair



INTRACEL CORPORATION


By:

Name:

Title:

(FED ID NO. ###-##-####)



TRANSAMERICA BUSINESS CREDIT CORPORATION


By:

Name:

Title:


--------------------------------------------------------------------------------
SIGNATURE PAGE

WASHINGTON ECONOMIC DEVELOPMENT
FINANCE AUTHORITY

By:
    -------------------------------
        William A. Glassford, Chair



INTRACEL CORPORATION


By: /s/ [ILLEGIBLE]
    -------------------------------

Name:

Title:

(FED ID NO. ###-##-####)



TRANSAMERICA BUSINESS CREDIT CORPORATION


By:

Name:

Title:


--------------------------------------------------------------------------------
SIGNATURE PAGE

WASHINGTON ECONOMIC DEVELOPMENT
FINANCE AUTHORITY

By:
    -------------------------------
        William A. Glassford, Chair



INTRACEL CORPORATION


By: /s/ [ILLEGIBLE]
    -------------------------------

Name:

Title:

(FED ID NO. ###-##-####)



TRANSAMERICA BUSINESS CREDIT CORPORATION


By: /s/ GARY P. MORO
    -------------------------------

Name:   Gary P. Moro

Title:  Vice President


--------------------------------------------------------------------------------
SIGNATURE PAGE

                                   EXHIBIT A

              DESCRIPTION OF PROJECT AND SCHEDULE OF LOAN PAYMENTS


Description of Project: Acquisition of equipment to be used by Borrower in connection with the manufacture of medical diagnostic devices. The Borrower's facilities are located in Issaquah, Washington.

Schedule of Loan Payments: Attached

                                                              09/29/1997  Page 1

INTRACEL CORPORATION C/S# 1007-001

Compound Period.......:  Monthly

Nominal Annual Rate...:  10.946  %
Effective Annual Rate.:  11.512  %
Periodic Rate.........:   0.9122 %
Daily Rate............:   0.02999%


CASH FLOW DATA


  Event        Start Date       Amount       Number Period        End Date
---------      ----------     ----------     ------ ------       ----------

1 Loan         09/30/1997     713,339.49          1
2 Payment      09/30/1997         506.85          1
3 Payment      10/01/1997      30,416.80          1
4 Payment      11/01/1997      15,208.40         58 Monthly      08/01/2002

AMORTIZATION SCHEDULE - Normal Amortization

     Date            Payment       Interest       Principal       Balance
---------------     ----------     ---------      ---------      ----------
Loan 09/30/1997                                                  713,339.49
   1 09/30/1997         506.95          0.00         506.95      712,832.54
   2 10/01/1997      30,416.80        213.77      30,203.03      682,629.51
   3 11/01/1997      15,208.40      6,226.63       8,981.77      673,647.74
   4 12/01/1997      15,208.40      6,144.70       9,063.70      654,584.04
1997 Totals          61,340.55     12,585.10      48,755.45

   5 01/01/1998      15,208.40      6,082.02       9,146.38      655,437.66
   6 02/01/1998      15,208.40      5,978.59       9,229.81      648,207.85
   7 03/01/1998      15,208.40      5,894.40       9,314.00      636,893.85
   8 04/01/1998      15,208.40      5,809.45       9,398.95      627,494.90
   9 05/01/1998      15,208.40      5,723.71       9,494.89      618,010.21
  10 06/01/1998      15,208.40      5,637.20       9,571.20      608,439.01
  11 07/01/1998      15,208.40      5,549.89       9,658.51      598,780.50
  12 08/01/1998      15,208.40      5,461.79       9,746.81      589,033.89
  13 09/01/1998      15,208.40      5,372.89       9,835.51      579,198.38
  14 10/01/1998      15,208.40      5,283.18       9,925.22      569,273.16
  15 11/01/1998      15,208.40      5,192.64      10,015.76      559,257.40
  16 12/01/1998      15,208.40      5,101.28      10,107.12      548,150.28
1998 Totals         182,500.80     67,067.04     115,433.76

  17 01/01/1999      15,208.40      5,009.09      10,199.31      538,950.97
  18 02/01/1999      15,208.40      4,916.06      10,292.34      528,658.63
  19 03/01/1999      15,208.40      4,622.18      10,386.22      518,272.41
  20 04/01/1999      15,208.40      4,727.44      10,480.96      507,791.45
  21 05/01/1999      15,208.40      4,631.84      10,576.56      497,214.89
  22 06/01/1999      15,208.40      4,535.36      10,673.04      488,541.85
  23 07/01/1999      15,208.40      4,438.01      10,770.39      475,771.46
  24 08/01/1999      15,208.40      4,339.76      10,868.54      454,902.82
  25 09/01/1999      15,208.40      4,240.63      10,967.77      453,935.05


                                                               09/29/997  Page 2

INTRACEL CORPORATION C/S# 1007-001

--------------------------------------------------------------------------------
     Date             Payment        Interest      Principal       Balance
--------------------------------------------------------------------------------
  26 10/01/1999      15,208.40        4,140.58     11,067.82     442,867.23
  27 11/01/1999      15,208.40        4,039.83     11,168.77     431,696.46
  28 12/01/1999      15,208.40        3,937.75     11,270.65     420,427.81
1999 Totals         182,500.80       53,778.33    128,722.47

  29 01/01/2000      15,208.40        3,834.94      11,373.45    409,054.35
  30 02/01/2000      15,208.40        3,731.20      11,477.20    397,557.15
  31 03/01/2000      15,208.40        3,626.51      11,581.89    385,995.26
  32 04/01/2000      15,208.40        3,520.87      11,687.53    374,307.73
  33 05/01/2000      15,208.40        3,414.26      11,794.14    362,513.59
  34 06/01/2000      15,208.40        3,306.68      11,901.72    350,611.87
  35 07/01/2000      15,208.40        3,198.12      12,010.28    338,601.59
  36 08/01/2000      15,208.40        3,088.56      12,119.84    326,481.75
  37 09/01/2000      15,208.40        2,978.01      12,230.39    314,251.36
  38 10/01/2000      15,208.40        2,866.45      12,341.95    301,909.41
  39 11/01/2000      15,208.40        2,753.88      12,454.52    289,454.89
  40 12/01/2000      15,208.40        2,640.27      12,568.13    276,886.76
2000 Totals         182,500.80       35,959.75     143,541.05

  41 01/01/2001      15,208.40        2,525.63      12,662.77    264,203.99
  42 02/01/2001      15,208.40        2,409.94      12,798.46    251,405.53
  43 03/01/2001      15,208.40        2,293.20      12,915.20    238,490.33
  44 04/01/2001      15,208.40        2,175.40      13,033.00    225,457.33
  45 05/01/2001      15,208.40        2,056.52      13,151.88    212,305.45
  46 06/01/2001      15,208.40        1,936.55      13,271.85    188,033.60
  47 07/01/2001      15,208.40        1,815.49      13,392.91    185,640.69
  48 08/01/2001      15,208.40        1,693.33      13,516.07    172,125.62
  49 09/01/2001      15,208.40        1,570.05      13,638.35    158,487.27
  50 10/01/2001      15,208.40        1,445.65      13,762.75    144,724.52
  51 11/01/2001      15,208.40        1,320.11      13,888.29    130,836.23
  52 12/01/2000      15,208.40        1,193.43      14,014.97    116,821.26
2001 Totals         182,500.80       22,435.30     160,065.50

  53 01/01/2002      15,208.40        1,065.59      14,142.81    102,878.45
  54 02/01/2002      15,208.40          936.58      14,271.82     88,406.63
  55 03/01/2002      15,208.40          806.50      14,402.00     74,004.63
  56 04/01/2002      15,208.40          675.05      14,533.36     59,471.27
  57 05/01/2002      15,208.40          642.47      14,665.93     44,805.34
  58 06/01/2002      15,208.40          408.69      14,799.71     30,005.63
  59 07/01/2002      15,208.40          273.70      14,934.70     15,070.93
  60 08/01/2002      15,208.40          137.47      15,070.93          0.00
2002 Totals         121,667.20        4,845.94     116,821.26

Grand Totals        913,010.95      199,871.46     713,339.49

September 30, 1997

Transamerica Business Credit Corporation
Riverway II
West Office Tower
9399 West Higgins Road
Rosemont, IL 60018

Ladies and Gentlemen:

          Reference is made to the Security Agreement dated as of September 30, 1997 executed by the undersigned in favor of Transamerica Business Credit Corporation ("Lender").

          The undersigned authorizes and directs Leader to disburse the proceeds of the loan as follows:

     PAYEE                                 ADDRESS                                          AMOUNT

Intracel Corporation                2005 NW Sammarnish Road, Suite 107                      $308,335.16
                                    Issaquah, WA 98027

Kuhlmann Technologies               10512 N.E. 68th Street                                  $ 13,346.00
                                    Kirkland, WA 98033

Scientek                            #101 - 11151 Bridgeport Road                            $ 50,145.00
                                    Richmond, BC Canada  V6X 173

Taylor Boller & Equipment           9943 N.E. 6th Drive                                     $ 14,874.00
                                    Portland, OR 97211-1117

Inova Pac-Systeme                   1330 Contract Drive                                     $126,449.70
                                    PO Box 28173
                                    Green Bay, WI 54324

Urania Engineering Co.              198 South Polar Street                                  $ 71,730.40
                                    Hazelton, PA 18201-7198                                 $ 18,060.00

Telenet, Inc.                       22122 20th Avenue S.E. #161                             $  9,605.85
                                    Bothell, WA 98021

Accraply, Inc.                      3580 Holy Lane North                                    $  8,867.76
                                    Plymouth, MN 55447-1269

VWR Scientific                      PO Box 7800                               $ 4,176.31
                                    San Francisco, CA 94120                   $ 3,232.06
                                                                              $ 2,395.00    $  9,803.37

Bio Rad                                                                       $11,808.50
                                                                              $ 5,432.00    $ 17,240.50

Imeca USA, Inc.                     2440 Impala Drive                                       $ 35,958.00
                                    Carlsbad, CA 92008


Transamerica                                                                                $ 30,932.75


                     Total                                                                  $713.339.49

                                  INTRACEL CORPORATION

                                  By:  [SIG]
                                       ------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT B

                                  FORM OF BOND

THIS BOND HAS NOT BEEN REGISTERED UNDER FEDERAL LAW OR STATE SECURITIES LAWS. EXCEPT AS PROVIDED HEREIN ANY ATTEMPT TO TRANSFER ANY INTEREST IN THIS BOND TO ANY OTHER PERSON OTHER THAN THE REGISTERED OWNER NAMED BELOW SHALL BE VOID.

No. R-1                                                        $1,500,000
                            UNITED STATES OF AMERICA
               WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY
                ECONOMIC DEVELOPMENT REVENUE BOND, SERIES 1997-E
                         (Intracel Corporation Project)

ORIGINAL PRINCIPAL AMOUNT: $1,500,000
MATURITY DATE: August 1, 2002
DATED DATE: September 30, 1997
REGISTERED OWNER: Transamerica Business Credit Corporation

      THE WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY (the "Issuer"), a public body corporate and politic and an instrumentality of the State of Washington, for value received, hereby promises to pay (but only out of amounts, if any, on deposit in the Debt Service Fund) to the Registered Owner set forth above, on the maturity date specified above, unless this Bond shall have been called for redemption and payment of the redemption price shall have been duly made or provided for, upon presentation and surrender hereof, the Principal Amount set forth above, or so much thereof as shall have been advanced by Lender (defined below), and to pay interest thereon from the dates that installments of such sum are advanced by the Lender (defined below) as set forth in the Loan and Security Agreement dated September 30, 1997 (the "Agreement") between the Issuer, Intracel Corporation, a Delaware corporation, as Borrower (the "Borrower"), and Transamerica Business Credit Corporation, a Delaware corporation, as Lender (the "Lender") under the Agreement and as the Registered Owner of this Bond. Notwithstanding the foregoing, in the event of a Determination of Taxability (as defined in the Agreement), interest on this Bond shall accrue at the interest rate set forth in the Agreement plus a Gross-Up Rate (as defined in the Agreement) in the manner described in the Agreement.

      This Bond is given to avoid the execution of an individual bond or promissory note for each advance by the Lender to the Issuer for the benefit of the Borrower.

      Principal of and premium, if any, and interest on this Bond shall be payable in lawful money of the United States of America by the Borrower to the Debt Service Fund (as defined below) for the account of the Registered Owner hereof, as assignee of the Issuer, as of the close of business on the dates set forth in the Agreement. Payment shall be paid by corporate check or by wire transfer to the Debt Service Fund, as defined in the Agreement.

      IN ACCORDANCE WITH RCW 43.163.140(1), THIS BOND IS NOT A GENERAL, SPECIAL OR MORAL OBLIGATION OF THE STATE OF WASHINGTON OR ANY POLITICAL

SUBDIVISION THEREOF, NOR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF WASHINGTON OR ANY POLITICAL SUBDIVISION THEREOF. THE BOND IS A SPECIAL NONRECOURSE REVENUE OBLIGATION OF THE ISSUER, SECURED BY AND PAYABLE SOLELY
FROM THE AMOUNTS, IF ANY, ON DEPOSIT IN THE DEBT SERVICE FUND. THE ISSUER HAS
NO TAXING POWER, AND NO TAXING POWER IS PLEDGED TO PAYMENT OF THE BOND. REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts and conditions required to be performed precedent to and in the execution and delivery of the Resolution and the Agreements and the issuance of this Bond have been performed in due time, form and manner as required by law, and that the issuance of this Bond does not exceed or violate any constitutional or statutory limitation.

     IN WITNESS WHEREOF, the Washington Economic Development Finance Authority has caused this Bond to be executed in its name by the manual or facsimile signature of its Chair and either its Secretary or Executive Director.

Dated: September 30, 1997.

WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY

By:
   ---------------------------
   Chair

By:
   ---------------------------
   Secretary or Executive Director




--------------------------------------------------------------------------------
EXHIBIT B-2

                           [FORM OF REVERSE OF BOND]


                This Bond of the Washington Economic Development Finance Authority (the "Issuer") entitled Economic Development Revenue Bond, Series 1997-E (Intracel Corporation Project) in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000)(the"Bond") is issued pursuant to, under authority of and in full compliance with the Constitution and laws of the State of Washington, particularly RCW Chapter 43.163, as amended (the"Act"), a Resolution of the Issuer duly adopted on September 10, 1997 (the "Resolution"), and a Loan and Security Agreement dated September 30, 1997 (the "Agreement"), for the purpose of paying a portion of the cost of the Project (as described in the Agreement) and for paying costs and expenses incidental thereto and to the issuance of the Bond. The proceeds of the Bond will be loaned to the Borrower by the Issuer pursuant to the Agreement.

                THE BOND IS SUBJECT TO OPTIONAL AND MANDATORY REDEMPTION UNDER CERTAIN CONDITIONS, AS PROVIDED BELOW AND AS MORE FULLY DESCRIBED IN THE AGREEMENT.

                This Bond is not transferable by the owner hereof except as expressly provided in Section 10.5 of the Agreement. Any attempt by Lender to transfer any interest in the Bond to any other person shall be void. In no event shall any transfer of the Bond result in the Bond being owned by more than one owner. The Bond is issuable only as a fully registered Bond in the Authorized Denomination described in the Resolution. Interest on the Bond shall be paid as provided in the Agreement.

                No recourse shall be had for the payment of the principal of, premium, if any, or interest on the Bond, any advance thereunder or for any claim based thereon or upon any obligation, covenant or agreement in the Resolution or the Agreement, against the Issuer or any past, present or future officer, employee or agent, or member of the Issuer, or successor to the Issuer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officer, employee or agent, or member of the Issuer or successor to the Issuer is hereby expressly waived and released as a condition of and in consideration for the adoption of the Resolution, the execution of the Agreement and the issuance of the Bond.

                The Resolution and the Agreement prescribe the manner in which this Bond may be discharged and after which the Bond shall no longer be secured by or entitled to the benefits of the Resolution or the Agreement, except for the purposes of registration and exchange of the Bond and the payment hereof.

EXHIBIT B-3

                                   EXHIBIT C1

                              FORM OF REQUISITION



TO:       Transamerica Business Credit Corporation

FROM:     Washington Economic Development Finance Authority

SUBJECT: Loan and Security Agreement dated September __, 1997 (the "Agreement") regarding Washington Economic Development Finance Authority Economic Development Revenue Bond, Series 1997-E (Intracel Corporation Project) (the "Bond")

          This represents Requisition Certificate No. ____ in the total amount of $________ for payment of costs of issuance of the Bond or Project Costs.

          Amount of requisition:_______________________________________________

          Payable to:__________________________________________________________

          Account No.:_________________________________________________________

          Amounts received pursuant to this requisition will be loaned by the Washington Economic Development Finance Authority to Intracel Corporation (the "Borrower") pursuant to Borrower's requisition, a true and complete copy of which is attached hereto. You are instructed to transfer amounts pursuant to this requisition directly to the Borrower in accordance with the terms of this Agreement.

          Terms capitalized herein have the meanings specified in the Agreement.

          Executed this __ day of _________, 1997.

                                        WASHINGTON ECONOMIC DEVELOPMENT
                                        FINANCE AUTHORITY


                                        By:_____________________

                                        Name:___________________

                                        Title:__________________

                                   EXHIBIT C2

                              FORM OF REQUISITION

TO:      Washington Economic Development Finance Authority

FROM:    Intracel Corporation

SUBJECT: Loan and Security Agreement dated September __, 1997 (the "Agreement") regarding Washington Economic Development Finance Authority Economic Development Revenue Bond, Series 1997-E (Intracel Corporation Project)(the "Bond")

         This represents Requisition Certificate No. __ in the total amount of $________ for payment of costs of issuance of the Bond or Project Costs.

         Amount of requisition: ____________________________

         Payable to: _______________________________________

         Account No.: ______________________________________

         The undersigned does hereby represent, warrant and certify under the Agreement that:

         1. The expenditures for which funds are requested hereby represent proper costs of issuance of the Bond or Project Costs, have not been included in a previous Requisition Certificate and have been properly recorded on the Company's books. Attached hereto is a list of equipment, together with copies of supplier's invoices and, if payment is not to be made directly to the equipment supplier, copies of canceled checks relating to the purchase of the equipment.

         2. The funds requested hereby are not greater than those necessary to meet obligations due and payable or to reimburse the Company for funds actually advanced for Project Costs. The money requested does not include retention or other money not yet due or earned under construction contracts.

         3. No more than 2% of the proceeds of the Bond have been, or will be upon payment under this requisition, used to pay costs of issuance of the Bond, and substantially all (at lease 95%) of the sum of the payment herein requested and all other payments from the proceeds of the Bond heretofore made have been used, as required under Section 144(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations and rulings issued thereunder, to finance the acquisition and installation of machinery and equipment for the Project, all of which property is of a character subject to the allowance for depreciation under Section 167 of the Code, and no substantial part of the sum of the payment herein requested and all other payments from the proceeds of the Bond heretofore made has been or will be used, directly or indirectly, as working capital or to finance inventory.

         4. The Company is not in default under the Agreement and nothing has occurred to the knowledge of the Company that would prevent the performance of its obligations under the Agreement.

         Terms capitalized herein have the meanings specified in the agreement.

                  Executed this __ day of _____________, 19__.



                                                 INTRACEL CORPORATION



                                                 By ____________________________

                                                 Name __________________________

                                                 Title _________________________

                                   EXHIBIT D


















________________________________________________________________________________

EXHIBIT D

                              INTRACEL CORPORATION
                                 EQUIPMENT LIST

VENDOR                        EQUIPMENT DESCRIPTION      TOTAL COST      AMOUNT PAID   BALANCE        DOCUMENTATION

Carnorsca, Inc.               Steam Generator             $ 48,670.00   $ 48,670.00    $              Attached
                              PS VSG-500/50T1

Kunimann Technologies, Inc.   Pharmegra Sterilizer       $133,400.00    $120,114.00    $ 13,348.00    Attached,
                              PS2636480                                                               cancelled check
                                                                                                      to follow

Lesse Crutcher Lewis          Sterilizer Installation    $   ?          $              $211,771.00    Attached proposal work
                                                                                                      not yet complete

Scientek                      Glassware Washer           $ 61,136.00    $ 10,000.00    % 50,145.00    Attached

Taylor Boiler & Equipment     Parker Steam Boiler        $ 22,310.00    $  7,436.00    $ 14,874.00    Attached
                              Serial # 45270

Inova Pac-Systems             Aliso Folding, Inserting   $180,671.00    $ 54,221.30    $126,448.70    Attached
                              & Screw Capping Machine
                              VFVM 4031 ?

Uranus Engineering Co.        Pouch Pro System with      $102,472.00    $ 30,741.60    $ 71,730.40    Attached
                              Dessiccant Dispenser

Telenet, Inc.                 Phone System               $ 72,264.82    $ 82,058.77    $  9,805.85    Attached, cancelled
                                                                                                      check to follow

Accraphy, Inc.                Infeed/Outfeed             $ 13,295.00    $  ?           $  8,857.76    Attached
                              Turretable

Uranca Engineering Co.        Rotary Band Heat           $ 16,080.00                   $ 16,080.00    Attached
                              Sealer with Ink Jet
                              Printer Interface
                              Model 3500P

VWR Scientific                Masterpro Balance          $  4,176.31                   $  4,176.31    Attached
                              with 2 Stat Data
                              Printers
                              Model 620G X .001G

VWR Scientific                Branston ? with            $  3,232.06                   $  3,232.06    To be faxed Tues. 9/23
                              1/4" micro tip
                              Model 450

Bio Rad                       Prep Cell with             $ 11,808.50                   $ 11,808.50    To be faxed Tues. 9/23
                              Power Pac
                              Model 491

Bio Rad                       Mark Protein II            $   ?                         $  5,423.00    To be faxed Tues. 9/23
                              Cell/?
                              Pac 3000 system

VWR                           Eppendorf Micro-           $  2,395.00                   $  2,395.00    To be faxed Tues. 9/23
                              centrifuge
                              Model 5417C

Ismeca USA, Inc.              Bio-Line Dispensing        $ 36,858.00                   $ 35,953.00    Attached
                              System

Totals                                                   $924,601.49    $339,258.91    $586,342.58

                                   EXHIBIT E

                      [Form of Borrower's Counsel Opinion]

                      [MORRISON & FOERSTER LLP LETTERHEAD]

                               September 30, 1997


Washington Economic Development
  Finance Authority
2001 6th Avenue
Suite 2700
Seattle, Washington 98121


Transamerica Business Credit Corporation
76 Batterson Park Road
Farmington, Connecticut 06032-2571

     Re: Intracel Corporation

Mesdames and Gentlemen:

     We have acted as counsel for Intracel Corporation (the "Company") in connection with the transaction contemplated by the Loan and Security Agreement, dated September 30, 1997 (the "Loan Agreement"), among the Washington Economic Development Finance Authority (the "Issuer"), the Company and Transamerica Business Credit Corporation (the "Lender"). This opinion is furnished to you at the request of the Company. Unless otherwise defined herein, terms defined in the Loan Agreement shall have the same meanings herein.

     We have examined an original copy of the Loan Agreement and the Tax Certificate and Regulatory Agreement, dated as of the date hereof, between the Company and the Issuer (the "Tax Regulatory Agreement"). In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officials of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

     We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Loan Agreement, we have assumed that each party to the Loan Agreement other than the Company has the power and authority to execute and deliver, and to perform and observe the provisions of the Loan Agreement, and has duly authorized, executed and delivered the Loan Agreement, and that the Loan Agreement constitutes the legal, valid and binding obligations of such party.

Washington Economic Development
  Finance Authority
Transamerica Business Credit Corporation
September 30, 1997
Page Two


     Our opinion in paragraph (a) below as to the qualification and good standing of the Company is based solely upon certificates of public officials in the states named in those paragraphs.

     The opinions hereafter expressed are subject to the following further qualifications and exceptions;

     (1) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

     (2) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Loan Agreement; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable.

     (3) We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Loan Agreement (other than the Company) with any laws or regulations applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party.

     (4) We express no opinion herein as to the creation, perfection or priority of any liens or security interests created or purported to be created by the Loan Agreement.

     (5) The enforceability of provisions of the Loan Agreement providing for indemnification, to the extent such indemnification is against public policy.

     (6) The enforceability of provisions of the Loan Agreement which purport to establish evidentiary standards or to make determinations conclusive.

     (7)  The circumstances under which rights of setoff may be exercised.

     (8) The enforceability of any provision of the Loan Agreement which purports to establish particular courts as the forum for the adjudication of any controversy relating to the Loan Agreement.

Washington Economic Development
  Finance Authority
Transamerica Business Credit Corporation
September 30, 1997
Page Three

     (9) Certain remedial provisions of the Loan Agreement may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not render invalid the Loan Agreement, and the Loan Agreement contains, in our judgment, adequate provisions for the practical realization of the benefits afforded thereby.

     (10) We have assumed that the current Board of Directors of the Company was validly elected.

     Based upon and subject to the foregoing, we are of the opinion that:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in the State of Washington, and has the corporate power and authority to conduct its business as presently conducted.

     (b) The Company has the corporate power and authority to execute and deliver, and to perform and observe the provisions of, the Loan Agreement.

     (c) Each of the Loan Agreement and the Tax Regulatory Agreement has been duly authorized, executed and delivered by the Company. The Loan Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

     (d) The execution, delivery and performance of the Loan Agreement by the Company are not in violation of its certificate of incorporation or bylaws.

     We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York (without reference to its choice-of-law rules), the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, which are in effect on the date hereof. We note that the Loan Agreement is governed by the laws of the State of Washington. In this regard, with respect to the opinions set forth herein, we have assumed with your permission that the Loan Agreement is governed by the laws of the State of New York. We express no opinion as to any choice-of-law provision contained in the Loan Agreement.

Washington Economic Development
  Finance Authority
Transamerica Business Credit Corporation
September 30, 1997
Page Three

     (9) Certain remedial provisions of the Loan Agreement may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not render invalid the Loan Agreement, and the Loan Agreement contains, in our judgment, adequate provisions for the practical realization of the benefits afforded thereby.

     Based upon and subject to the foregoing, we are of the opinion that:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in the State of Washington, and has the corporate power and authority to conduct its business as presently conducted.

     (b) The Company has the corporate power and authority to execute and deliver, and to perform and observe the provisions of, the Loan Agreement.

     (c) Each of the Loan Agreement and the Tax Regulatory Agreement has been duly authorized, executed and delivered by the Company. The Loan Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

     (d) The execution, delivery and performance of the Loan Agreement by the Company are not in violation of its certificate of incorporation or bylaws.

     We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York (without reference to its choice-of-law rules), the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, which are in effect on the date hereof. We note that the Loan Agreement is governed by the laws of the State of Washington. In this regard, with respect to the opinions set forth herein, we have assumed with your permission that the Loan Agreement is governed by the laws of the State of New York. We express no opinion as to any choice-of-law provision contained in the Loan Agreement.

Washington Economic Development
  Finance Authority
Transamerica Business Credit Corporation
September 30, 1997
Page Four

     This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent. In this regard, we acknowledge and agree that a copy of this opinion may be delivered to Ater Wynne Hewitt Dodson & Skerrill LLP, bond counsel in respect of the transactions contemplated by the Loan Agreement, and may be included in the transcript of the proceedings in connection with such transactions.

                                   Very truly yours,

                                   /s/  [SIG]
                                   ------------------------------------